As filed with the Securities and Exchange Commission on February 14, 2012

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESTORATION INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	2842	84-1718356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

211 N. 5th Ave

PO Box 1109

Manhattan, MT 59741

Telephone: (406) 388-3136

(Address and telephone number of registrant's

principal executive offices)

Thomas Dean Geer

211 N. 5th Ave

PO Box 1109

Manhattan, MT 59741

Telephone: (406) 388-3136

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Jody M. Walker

Attorney at Law

J.M. Walker & Associates

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303)850-7637

Facsimile: (303)482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	2,000,000	$0.10	$200,000	$22.92
Total	2,000,000	$0.10	$200,000	$22.92

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated February 14, 2012

Restoration Industries, Inc.

Up to a Maximum of 2,000,000 Shares of Common Stock

At $0.10 Per Share

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.10 per share.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

The primary offering will commence on the effective date of this prospectus and will terminate on or before February __, 2013.  In our sole discretion, we may terminate the primary offering before all of the common shares are sold.  The secondary offering by selling shareholders shall commence upon termination of the primary offering.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering

	Per Common Share	Total
Offering Price	$0.10	$200,000
Proceeds to registrant, before expenses	$0.10	$200,000

                           TABLE OF CONTENTS

Prospectus Summary

6

Risk Factors

8

Forward Looking Statements

9

Plan of Distribution and Selling Security Holders

10

Description of Business

10

Use of Proceeds

11

Determination of Offering Price

12

Dilution

12

Dividend Policy

13

Management’s Discussion and Analysis of Financial

  Condition and Results of Operations

14

Directors, Executive Officers, Promoters and Control Persons

16

Security Ownership of Certain Beneficial Owners

  and Management

19

Certain Relationships and Related Transactions

19

Description of Capital Stock

19

Shares Eligible for Future Sale

20

Disclosure of Commission Position on Indemnification for

  Securities Act liabilities

21

Changes in and Disagreements with Accountants on Accounting

  and Financial Disclosure

22

Market for Common Stock and Related Stockholder Matters

22

Experts

23

Legal Proceedings

23

Legal Matters

23

Where You Can Find More Information

23

Financial Statements

25

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page __ and the financial statements.

General

Restoration Industries, Inc. (the registrant) was incorporated under the laws of the state of Florida in December 2006.

Operations

The registrant is engaged in the production and sale of a Wall Cavity Drying System for the water damage industry.  This piece of equipment is called the Bear Cave, and is patent pending.

Common Shares

Outstanding prior

to the Offering

1,450,000

Common Shares

being sold in

this offering

2,000,000

Terms of Primary

Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Termination of the

  Offering

The primary offering will commence on the effective date of this prospectus and will terminate on or before February __, 2013.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.

Market for our common

 stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Use of proceeds

We will use the proceeds of this offering to expand our business and add personnel as required.  Should we be unable to raise at least $40,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund working capital needs, including the employment of additional personnel.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.  We may not receive enough funding from this offering and may have difficulty obtaining additional funds in the future.

The registrant may require additional financing in the future and a failure to obtain such required financing will inhibit its ability to grow.  The continued growth of its business may require additional funding from time to time.  Funding would be used for general corporate purposes, which may include acquisitions, investments, repayment of debt and capital expenditures.

Obtaining additional funding would be subject to a number of factors, including market conditions, operational performance and investor sentiment.  These factors may make the timing, amount terms and conditions of additional funding unattractive, or unavailable, to us.  The terms of any future financing may adversely affect the interests of stockholders.

2. If we lose the services of any of our key personnel, we may not be able to operate our business effectively.

Restoration Industries’ success depends on its management team and other key personnel, the loss of any of whom could disrupt its business operations.  Restoration Industries’ future success will depend in substantial part on the continued service of its senior management and sales managers.  Thomas Geer, our key executive, has over fifteen years of experience as an owner and manager and his participation in the management of the company is crucial to our success.  The loss of the services of Thomas as our key executive could impede implementation of Restoration Industries’ business plan and result in reduced profitability.

Restoration Industries does not carry key person life insurance in respect to any of its officers or employees.  Restoration Industries’ future success will also depend on its continued ability to attract, retain and motivate a sales force as well as drivers who want to join our time.  The company cannot assure that it will be able to retain its key personnel or that it will be able to attract, assimilate or retain qualified personnel in the future.

3.  Future regulations may negatively affect our profitability and our ability to continue operations.

There is no assurance that future regulatory, judicial and legislative changes will not have a materially adverse effect on Restoration Industries’ business or that regulators or third parties will not raise material issues with regard to the company’s business or operation, or Restoration Industries’ compliance or non-compliance with applicable regulations.  Furthermore, any changes in applicable laws or regulations may have a materially adverse effect on Restoration Industries.

4.  Our principal executive officer owns 62% of Restoration Industries’ outstanding common stock, and as a result, stockholder rights may be adversely affected.

Thomas Geer, and the other Officers and Directors of Restoration Industries own 63.72% of the company’s common stock, giving them influence or control in corporate transactions and other matters and their interests could differ from those of other stockholders.  Restoration Industries’ principal executive officer, Mr. Thomas Geer, owns directly and beneficially, approximately 62% of Restoration Industries’ outstanding common stock.  As a result, he is in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to its Certificate of Incorporation or bylaws, and the approval of significant corporate transactions.  His control may delay or prevent a change of control on terms favorable to other stockholders and may adversely affect voting and other stockholders rights.

5.  It is uncertain how potential clients will view our services in light of economic turmoil, and as a result, we may lose business.

Restoration Industries generates its revenues based on the perceived need that commercial and residential clients need cleaning and restoration services.  Although the business has been consistent for the last several years, there exists the possibility that a recession or other harsh economic conditions could cause business owners to see our services as a luxury rather than a necessity.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the sale of 2,000,000 common shares by the registrant.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We will sell the 2,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  No officer or director will receive any compensation for sales made.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the state of Florida in December 2006.

Restoration Industries, Inc. designs, manufactures, markets, and sells a wall cavity drying system called the Bear Cave for the water damage industry.  The Bear Cave is patent pending.  We are raising capital to expand the marketing and manufacturing of this system.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose, has been in business for about 5? years and have generated revenues for that period of time. Neither the registrant, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account.  We will be attempting to raise up to $200,000, minus expenses of $32,323, from the sale of our common shares.  These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$200,000	$150,000	$100,000	$50,000
Less Offering Expenses	32,323	32,323	32,323	32,323
Net Offering Proceeds	167,676	117,676	67,676	17,676

Operating Capital	10,000	10,000	10,000	10,000
Marketing & Promotions	2,676	2,676	2,676	2,676
Equipment	10,000	10,000	10,000	5,000
Increase Labor Force	45,000	45,000	45,000	0
Research & Development	50,000	50,000	0	0
Expansion of Product Line	50,000	0	0	0

Net Proceeds	$167,676	$117,676	$67,676	$17,676

Our offering expenses are comprised of legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  At present, no material changes are contemplated.  Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In the event we are not successful in selling a portion of the securities to raise at least $40,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund our working capital needs.  If we are unable to raise the funds needed, it is believed that revenue generated by the registrant will not be able to sustain the registrant or be able to meet our reporting requirements.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We are offering the common shares at a price of $0.10 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Assuming completion of the offering, there will be up to 12,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	100%	75%	50%	25%
Offering price	$0.10	$0.10	$0.10	$0.10
Net tangible book value per common share before offering	(0.00)	(0.00)	(0.00)	(0.01)
Increase/Decrease per common share attributable to investors	0.05	0.04	0.02	(0.01)
Pro forma net tangible book value per common share after	0.05	0.04	0.02	0.00
Dilution to investors	0.05	0.06	0.08	0.10
Dilution as a percentage of offering price	50%	60%	80%	100%

Based on 1,450,000 common shares outstanding as of February 14, 2012 and total stockholders’ equity of $(11,111) utilizing December 31 2010 financial statements.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity.  The registrant has, and it is anticipate that it will continue, to generate revenues to sustain the registrant.

Promissory Notes Outstanding

As of February 14, 2012, the registrant had 0 promissory notes outstanding.

Liquidity and Capital Resources

For the year ended December 31, 2010, we invested in $17,235 worth of property and equipment, and had total cash used by investing activities of $17,235.  By comparison, for the year ended December 31, 2009, we invested in $1,364 worth of property and equipment, and had total cash used by investing activities of $1,364.

For the years ended December 31, 2010 and 2009, we did not have any net cash provided by investing activities.

For the year ended December 31, 2010, we paid $29,697 to repay shareholder loans, and had total cash used by financing activities of $29,697.  By comparison, for the year ended December 31, 2009, we received $30,672 from proceeds from shareholder loans, and had total cash provided by financing activities of $30,672.

Results of Operations

For the year ended December 31, 2010, we had sales of $214,120 and had cost of goods sold of $96,893, resulting in gross profits of $117,227.

Comparatively, for the year ended December 31, 2009, we had sales of $409,232 and had cost of goods sold of $174,552, resulting in gross profits of $234,680.

For the year ended December 31, 2010, we had sales expenses of $39,149, general and administrative expenses of $120,348, and depreciation expenses of $2,644.  As a result, we had total operating expenses of $162,141.  We had operating loss of $44,914.  We had other income of $13,940 and income tax benefits of 4,250, leading to a net loss of $26,724 for the year ended December 31, 2010.

For the year ended December 31, 2009, we had sales of $409,232 and had cost of goods sold of $174,552, resulting in gross profits of $234,680.

For the year ended December 31, 2009, we had sales expenses of $60,563, general and administrative expenses of 74,289, and depreciation expenses of $46,392.  As a result, we had total operating expenses of $181,244.  We had operating income of $53,436.  We had other expenses of $5,622 and income tax expenses of $7,010, resulting in a net income of $40,804 for the year ended December 31, 2009.

The increase in general administrative expenses from the year ended December 31, 2009 to the same period in 2010 is due to increased costs from research and development.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

General and administrative expenses will continue to increase as we implement sales and marketing initiatives.

Plan of Operation

The capital raised in the public offering will be used for the marketing of our product.  This will be accomplished by attending trade shows in Florida and Los Vegas, as well as marketing in trade magazines.  We will then solicit existing distribution networks throughout the country.

In addition, capital will be used for manufacturing our product.  Having a quantity on hand will allow us to ship immediately to buyers, as well as allow us to send samples to key prospects.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of December 31, 2010.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated.  Each director shall be selected for a term of one year and until his successor is elected and qualified.  Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The officers and directors are as follows:

NAME	AGE	POSITIONS HELD	TERM OF OFFICE
Thomas Dean Geer	46	Chief Executive Officer	Inception to present
Lorrie Ann Geer	44	Chief Financial Officer	Inception to present

Officer information

Thomas Dean Geer:

From inception to August 2007, Mr. Geer ran the day to day operations of Lighthouse Cleaning and Restoration, a dba of Restoration Industries, Inc.  This was a textile cleaning and water/fire damage restoration company.

From August 2007 to March 2011, he ran the day to day operations of Kodiak Restoration, a dba of Restoration Industries, Inc.  This was a water/fire damage restoration company.

From September 2008 to present, he operates the day to day operations of The Bear Cave, a dba of Restoration Industries, Inc.  This is a company that has designed, applied for patent, and distributes a piece of equipment for the water/fire damage restoration industry.

From August 2010 to present, he runs the day to day operations of The Horny Moose, a dba of Restoration Industries, Inc.  This is a BBQ restaurant/catering/vending operation.

Lorrie Ann Geer:

From inception to August 2007, Mrs. Geer assisted in running the day to day operations of Lighthouse Cleaning and Restoration, a dba of Resoration Industries, Inc.  This was a textile cleaning and water/fire damage restoration company.

From August 2007 to March 2011, she assisted in running the day to day operations of Kodiak Restoration, a dba of Restoration Industries, Inc., a water/fire damage restoration company.

From September 2008 to present, she assists in the operation of The Bear Cave, a dba of Restoration Industries, Inc.  This is a company that has designed, applied for a patent and distributes a piece of equipment for the water/fire damage restoration industry.

From August 2010 to present she assists in the day to day operations of the Horny Moose, a dba of Restoration Industries, Inc.  This is a BBQ restaurant/catering/vending operation.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officer for the years of 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Thomas Geer	2009	$58,615	n/a	n/a	n/a	n/a	n/a
President	2010	$37,101	n/a	n/a	n/a	n/a	n/a
	2011	$10,970	n/a	n/a	n/a	n/a	n/a
Lorrie Geer	2009	$ 0	n/a	n/a	n/a	n/a	n/a
Vice President	2010	$ 0	n/a	n/a	n/a	n/a	n/a
	2011	$ 0	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.  No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past five years:

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

   -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or

   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our outstanding shares of common stock owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and address	Amount	Percentage	Percentage After Offering
Thomas Geer 211 N. 5th Ave Manhattan, Mt 59741	900,000	62.07%	26.09%
Lorrie Geer 211 N. 5th Ave Manhattan, Mt 59741	12,500.86%		.36%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our two officers, Thomas and Lorrie Geer, are married to each other.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The registrant is authorized to issue common stock.  The total number of common shares that the registrant shall have authority to issue is one hundred million (100,000,000), par value $0.01.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions.

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote

    2.    After the requirements with respect to the preferential dividends of preferred stock, if any, shall have been met and after the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    After distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Transfer Agent

The registrant acts as its own transfer agent.  After completion of this offering, the registrant intends to retain a transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 1,450,000 common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to an additional 2,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

The remaining 96,550,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At February 14, 2012, there were 45 shareholder of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

Not applicable.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Rick Freeman of Hood Sutton Robinson & Freeman CPAs, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Restoration Industries, Inc.

211 N. 5th Ave

Manhattan, Mt 59741

Telephone: (406) 600-6087

Our fiscal year ends on December 31st.  Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.  In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

RESTORATION INDUSTRIES, INC.

Consolidated Financial Statements

TABLE OF CONTENTS

                                                                                                          Page

                                                                                                           ----

REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

26

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated balance sheets

27

    Consolidated statements of operations

28

    Consolidated statements of stockholders’ equity

29

    Consolidated statements of cash flows

30

    Notes to consolidated financial statements

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Restoration Industries, Inc

Tulsa, Oklahoma

We have audited the accompanying consolidated balance sheets of Restoration Industries, Inc. at December 31, 2010 and 2009 and the related statements of operations, shareholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restoration Industries, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hood Sutton Robinson & Freeman CPAs, P.C.

Certified Public Accountants

Tulsa, Oklahoma

February 14, 2012

RESTORATION INDUSTRIES, INC.

Balance Sheets

December 31, 2010 and 2009

	2010	2009
Assets
Current Assets:
Cash and Cash Equivalents	$1,406	$1,327
Accounts Receivable	11,000	75,951
Account Receivable - Shareholder	-	3,705
IsaGenix Income	-	120
Inventory	1,500	-

	13,906	81,103
Property and Equipment (net of accumulated depreciation of $84,699 for 2010 and $109,900 for 2009)	101,737	3,410
Total Assets	$115,642	$84,513

Liabilities and Stockholders' Equity
Current Liabilities:
Notes Payable - Shareholders	$795	$-
Accounts Payable	116,705	61,890
Accrued Liabilities	9,253	7,010

	126,753	68,900
Shareholders' Equity
Common Stock, 100,000,000 shares authorized, par value $0.01, 1,450,000 shares issued and outstanding for 2010, and 2009	14,500	14,500
Additional Paid in Capital, Common Stock
Retained Earnings (Deficit)	(25,611)	1,113

Total Stockholders' Equity	(11,111)	15,613
Total Liabilities and Stockholders' Equity	$115,642	$84,513

The accompanying notes are an integral part of the consolidated financial statements.

RESTORATION INDUSTRIES, INC.

Statements of Operations

For the Years Ended December 31, 2010 and 2009

	2010	2009

Sales	$214,120	$409,232

Cost of Goods Sold	96,893	174,552

Gross Profit	117,227	234,680

Operating Expenses:

Sales	39,149	60,563
General and Administrative	120,348	74,289
Depreciation	2,644	46,392

Total Operating Expenses	162,141	181,244

Operating Income (Loss)	(44,914)	53,436

Other Income (Expense)	13,940	(5,622)

Income Tax Benefit (Expense)	4,250	(7,010)

Net Income (Loss)	$(26,724)	$40,804

The accompanying notes are an integral part of the consolidated financial statements.

RESTORATION INDUSTRIES, INC.

Statements of Stockholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity

Balance December 31, 2008	1,450,000	$14,500	$-	$(39,691)	$(25,191)

Net Income (Loss)				$40,804	$40,804

Balance December 31, 2009	1,450,000	$14,500	$-	$1,113	$15,613

Net Income (Loss)				(26,724)	(26,724)

Balance December 31, 2010	1,450,000	$14,500	$-	$(25,611)	$(11,111)

The accompanying notes are an integral part of the consolidated financial statements.

RESTORATION INDUSTRIES, INC.

Statements of Cash Flows

	2010	2009
Cash Flows from Operating Activities
Net income (loss)	$(26,724)	$46,392

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation	2,644	37,941
(Increase) decrease in accounts receivable	64,951	(76,071)
(Increase) decrease in accounts receivable - other	3,705	(3,705)
(Increase) decrease in inventories	(1,500)
Increase (decrease) in notes payable	795
Increase (decrease) in accounts payable	897	(40,282)
Increase (decrease) in accrued liabilities	2,243	7,010

Total Adjustments	73,735	(75,107)

Cash provided (used) by operating activities	47,011	(28,715)

Cash Flows from Investing Activities
Cash paid for property and equipment	(17,235)	(1,364)

Cash used by investing activities	(17,235)	(1,364)

Cash Flows from Financing Activities
Proceeds from shareholder loans	-	30,672
Repayment of shareholder loans	(29,697)	-

Cash provided (used) by financing activities	(29,697)	30,672
Increase in cash and cash equivalents	79	593
Cash and cash equivalents, beginning of year	1,327	734

Cash and cash equivalents, end of year	$1,406	$1,327

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries, Inc.

Notes to Financial Statements

December 31, 2010 and 2009

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Restorations Industries, Inc. (the Company) was formed in December 2006 under the laws of the State of Montana.  The Company is engaged in the production and sale of a Wall Cavity Drying System.

Cash Equivalents

Cash equivalents are represented by operating accounts or money market accounts maintained with insured financial institutions.

Accounts Receivable and Credit Policies

Accounts receivable consist of the unpaid balances due the Company from customers.  At December 31, 2010 and 2009, the Company deems all amounts recorded as collectible and, thus has not provided an allowance for uncollectible amounts.

Property and Equipment

Property and equipment is recorded at cost when acquired.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the related assets, which is 3-7 years for equipment, furniture and fixtures, hardware and software.  Leasehold improvements are being amortized over a 39 year estimated useful life.  Property and equipment consists of the following at December 31, 2010 and 2009:

	2010	2009

Vehicles	$ 10,000	$ 3,500
Equipment	110,972	109,809
Leasehold Improvements	65,463	-

Less Accumulated Depreciation	84,699	109,900
	$	$

Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue is generated from the sale of the Wall Drying System and is recorded when earned.

Unearned Income

Unearned income represents amounts received in advance for services to be provided to customers where the customer has not yet received the service and license fees received in advance which are recognized over the license term.

Advertising

The Company expenses advertising costs as incurred.  Such costs totaled approximately $7,400 and $30,000 for 2010 and 2009, respectively.

Income Taxes Costs

The Company accounts for income taxes utilizing ASC 740, “Income Taxes” which requires the measurement of deferred tax assets for deductible temporary differences and operating loss carryforwards, and of deferred tax liabilities for taxable temporary differences.  Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law.  The effects of future changes in tax laws or rates are not included in the measurement.  The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.  The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturity of these instruments. The carrying amounts of accounts receivable and accounts payable approximate fair value due to their short maturities. The carrying value of the Company's line of credit approximates fair value since the interest rate fluctuates periodically based on a floating interest rate. The carrying value of the Company’s convertible debentures approximates fair value since the interest rate is stated instrument. Management believes that the carrying value of the Company's borrowings approximate fair value based on credit terms currently available for similar debt.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, “Impairment or Disposal of Long-lived Assets”.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the periods ended December 31, 2010 and 2009.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impact of Recently Issued Accounting Standards

In August 2010, the FASB issued Accounting Standards Update No. 2010-22, “Accounting for Various Topics”. ASU 2010-22 addresses technical corrections to various SEC paragraphs. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In August 2010, the FASB issued Accounting Standards Update No. 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-05, “Compensation – Stock Compensation (Topic 718)”. ASU 2010-05 addresses escrowed share arrangements and the presumption of compensation. The Company does not have escrowed share arrangements and there fore does not expect the adoption of ASU 2010-05 to have a material effect on our financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140” (“SFAS No. 166”). SFAS No. 166 amends SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 166 improves the comparability of information that a reporting entity provides regarding transfers of financial assets and the effects on its financial statements. SFAS No. 166 is effective for interim and annual reporting periods ending after November 15, 2009.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification ™ and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162” (“SFAS No. 168”). SFAS No. 168 replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles. SFAS No. 168 is effective for interim and annual reporting periods ending after September 15, 2009. On September 30, 2009, the Company adopted SFAS No. 168, which has no effect on the Company’s financial statements as it is for disclosure purposes only.

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 165, Subsequent Events, which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events. SFAS No. 165 is effective for interim and annual reporting periods ending after June 15, 2009.  We have adopted the new disclosure requirements in our financial statements and do not expect it to have a material effect on our financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) as an update to the April 2009 FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of ASU No. 2010-06 or FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

Date of Management’s Review

Subsequent events have been evaluated through January 18, 2012, the date the financial statements were available to be issued.

2.

MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company incurred a net loss of $26,724 in 2010.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management believes that adequate funding will be available to the Company to support its operations through continuing investments of equity by qualified investors, internally generated working capital and monetization of intellectual property assets.

3.

EARNINGS (LOSS) PER SHARE

The Company has calculated the loss allocable to the common shareholders for 2010 and 2009 as follows:

Numerator:	2010	2009
Net Income (Loss)	-	-
Numerator for basic and diluted	$ (26,724)	$ 40,804

Denominator:

Weighted-average number of common shares outstanding	1,450,000	1,450,000

Basic and diluted loss per share	$(0.02)	$0.03

The Company did not include the common stock equivalents related to stock options or warrants, as the effect would have been anti-dilutive in 2010 and 2009.

4.

INCOME TAXES

At December 31, 2010 and 2009, the Company had approximately $18,000 of net operating loss carryforwards, which begin expiring in 2025 if not utilized before the statutory period.  Realization of the deferred tax asset is dependent on generating sufficient future taxable income.  The Company has not established a valuation allowance for the deferred tax asset because it is management’s opinion that the full deferred tax asset will be realized and utilized before the end of the statutory period..

5.

RELATED PARTY TRANSACTIONS

During 2010 and 2009 the Company made loans to and took loans from the Company’s only shareholder.  The Company repaid the loans taken in 2009.  The shareholder repaid the loan from the Company in 2010.

The Company had an unpaid amount to the shareholder at December 31, 2010 of $795.

6.

COMMITMENTS AND CONTINGENCIES

There were no significant commitments or contingencies at December 31, 2010.

Restoration Industries, Inc.

Balance Sheets

September 30, 2011 and 2010

	2011	2010
Assets
Current Assets:
Cash and Cash Equivalents	$203	$9,592
Accounts Receivable	-	11,000
IsaGenix Income	-	120
Inventory	-	298
	203	21,010
	104,497	104,961
Property and Equipment (net of accumulated depreciation of $84,699 for 2011 and $64,900 for 2010)	$104,700	$125,971
Total Assets

Liabilities and Stockholders' Equity
Current Liabilities:
Notes Payable - Shareholders	$-	$795
Accounts Payable	54,985	49,813
Income Taxes Payable	5,648	12,925
	60,633	63,533

Shareholders' Equity
Common Stock, 10,000,000 shares authorized, par value $0.01, 1,450,000 shares issued and outstanding for 2011and 2010	14,500	14,500
Retained Earnings (Deficit)	29,567	47,938
Total Stockholders' Equity	44,067	62,438
Total Liabilities and Stockholders' Equity	$104,700	$125,971

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries, Inc.

Statements of Operations

For the Nine Months Ended September 30, 2011 and 2010

	2011	2010

Sales	$65,742	$152,667
Cost of Goods Sold	37,312	49,674
Gross Profit	28,430	102,993

Operating Expenses:
Sales	8,145	67,240
General and Administrative	8,279	47,041
Depreciation	2,644	1,983
Total Operating Expenses	19,068	116,264

Operating Income (Loss)	9,362	(13,271)
Other Income (Expense)	37,652	71,699
Income Tax Benefit (Expense)	(5,648)	(12,925)
Net Income (Loss)	$41,366	$45,503

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries, Inc.

Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and 2010

	2011	2010

Net Income	$41,366	$45,503

Adjustments to reconcile net income to
cash provided (used) by operating activities:
Depreciation	2,644	1,983
(Increase) decrease in accounts receivable	11,000	64,951
(Increase) decrease in inventory	298	(298)
Increase (decrease) in accounts payable	(5,172)	(61,890)
Increase (decrease) in income taxes payable	(7,277)	12,925
	42,859	63,174
Cash provided by operating activities

Cash provided (used) by investing activities
Cash paid for property and equipment	(51,453)	(55,694)

Cash provided (used) by financing activities
Proceeds from shareholder loans	-	795
Repayment of shareholder loans	(795)	-
Cash provided (used) by financing activities	(795)	795

Net increase (decrease) in cash and cash equivalents	(9,389)	8,275

Cash at beginning of period	9,592	1,317
Cash at end of period	$203	$9,592

The accompanying notes are an integral part of the consolidated financial statements.

Restoration Industries, Inc.

Notes to Financial Statements

For the nine months ended September 31, 2011 and 2010

(1)

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information and Rule 8.03 of Regulation SX. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.  For further information, refer to the financial statements of the Company as of and for the year ended December 31, 2010.

(2)

Recent Accounting Pronouncements

There are no new accounting pronouncements for which adoption is expected to have a material effect on our financial statements in future accounting periods.

(3)

Basic and Diluted Income (Loss) Per Share

The Company calculates basic and diluted income (loss) per share as required by the FASB Accounting Standards Codification. Basic income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when we report a net loss, anti-dilutive common stock equivalents are not considered in the computation.  We did not have any dilutive common stock equivalents during each of the nine months ended September 30, 2011 and 2010.

(4)

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, ranging from 3 to 10 years.  Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred.

(5)

Stockholders’ Equity (Deficit)

During the nine months ended September 30, 2011 and 2010, the Company did not purchase any shares.

(7)

Commitments

Since December 31, 2010, there have been no new commitments.

(8)

Subsequent Events

Since December 31, 2010, there have been no new commitments.

Up to a Maximum of 2,000,000 Common Shares

at $0.10 per Common Share

Prospectus

Restoration Industries, Inc.

February 14, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________ 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 22.92
Printing and Engraving Expenses	$ 1,500.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$ 5,000.00
Miscellaneous	$ 800.00
TOTAL	$ 32322.92
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Item 14.  Indemnification of Directors and Officers

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

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There have been no recent sales of unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules

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The following exhibits are filed as part of this registration statement:

Exhibit          Description

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   3    Articles of Incorporation, By-Laws

         (i)      Articles of Incorporation and amendment.

         (ii)     By-Laws.

   5   Consent and Opinion of Jody M. Walker, Attorney at Law regarding the legality of the securities being registered

  11   Statement of Computation of Per Share Earnings

        This Computation appears in the Financial Statements.

  23   Consent of Certified Public Accountant.

Item 17.  Undertakings

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   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used  or referred to by the undersigned registrant;

         iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i.  If the registrant is relying on Rule 430B (230.430B of this chapter):

   A.  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii.  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Restoration Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Manhattan, state of Montana on the 14th day of February, 2012

Restoration Industries, Inc.

By: /s/ Thomas Geer

Thomas Geer, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Thomas Geer                       Dated: February 14, 2012

        Thomas Geer, President

        Secretary and Director

By:  /s/Lorrie Geer                          Dated: February 14, 2012

        Lorrie Geer, Vice President

        Director